                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        WESLEY JESSEN VISIONCARE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                     LOGO
                            333 EAST HOWARD AVENUE
                       DES PLAINES, ILLINOIS 60018-5903
                           TELEPHONE: (847) 294-3000

                                                                 April 20, 1998

Dear Shareholder:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Wesley Jessen VisionCare, Inc. (the "Company"), which is scheduled to be held on Wednesday, May 20, 1998, at 10:00 a.m. (Central time) at the Rosemont Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018.

  At the meeting, we will report to you on current business conditions and recent developments at the Company. Members of the Board of Directors and our executive officers will be present to discuss the affairs of the Company with you.

  The Company has enclosed a copy of its 1997 Annual Report for the fiscal year ended December 31, 1997 with this letter, notice of annual meeting of stockholders and proxy statement. If you would like another copy of the 1997 Annual Report, please contact Ronald J. Artale, Vice President and Controller, and you will be sent one.

  It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

  On behalf of the Board of Directors and management of the Company, I would like to thank you for choosing to invest in our Company. We are very excited about the future of the Company and are looking forward to our first annual meeting since the successful completion of our initial public offering in February 1997.

                                          Sincerely,
                                          LOGO
                                          Kevin J. Ryan
                                          President and
                                          Chief Executive Officer

                                     LOGO
                            333 EAST HOWARD AVENUE
                       DES PLAINES, ILLINOIS 60018-5903
                           TELEPHONE: (847) 294-3000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 20, 1998

  The 1998 Annual Meeting of Stockholders of Wesley Jessen VisionCare, Inc., a Delaware corporation (the "Company"), is scheduled to be held on Wednesday, May 20, 1998, at 10:00 a.m. (Central time) (the "Annual Meeting"), at the Rosemont Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018 for the purpose of:

    (1) Electing two (2) Class I Directors to serve until the annual meeting of stockholders in 2001 and until their successors are duly elected and qualified or until their earlier removal or resignation (the Board of Directors of the Company recommends a vote FOR the nominees named in the Company's Proxy Statement);

    (2) Ratifying the appointment of Price Waterhouse LLP as the independent accountants of the Company for the fiscal year ending December 31, 1998 (the Board of Directors of the Company recommends a vote FOR this proposal); and

    (3) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  The Board of Directors has fixed the close of business on April 15, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          LOGO
                                          Edward J. Kelley
                                          Secretary

April 20, 1998

  Enclosed with this Notice of Annual Meeting of Stockholders is a Proxy Statement and related proxy card with a return envelope. The Company's 1997 Annual Report for the fiscal year ended December 31, 1997 is also enclosed. The 1997 Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.


   EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                                     LOGO
                            333 EAST HOWARD AVENUE
                       DES PLAINES, ILLINOIS 60018-5903
                           TELEPHONE: (847) 294-3000

                                PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELDON MAY 20, 1998

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Wesley Jessen VisionCare, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company scheduled to be held on May 20, 1998 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to holders of the Company's common stock, par value $0.01 per share (the "Common Stock"), commencing on or about April 21, 1998.

  If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later-dated proxy.

  Stockholders of record of the Common Stock at the close of business on April 15, 1998 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding 17,916,378 shares of Common Stock. A list of the Company's stockholders will be open to the examination of any stockholders, for any purpose germane to the meeting, at the Company's headquarters for a period of ten days prior to the meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the stockholders' voting. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with the General Corporation Law of the State of Delaware (the "DGCL"), properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for the purposes of determining whether a quorum has been achieved at the Annual Meeting. The Board recommends that the stockholders vote FOR Proposals 1 and 2.

  The two nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of the shares entitled to vote at the meeting either in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under the DGCL and therefore have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval under the DGCL.

  The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted:
(i) for the nominees for Director named in this Proxy Statement; (ii) for the ratification of the appointment of Price Waterhouse LLP as independent certified public accountants; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting or any adjournment or postponement thereof.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  The Board is currently comprised of eight Directors who are divided into three classes. The term of each class expires in a different year. The Board has nominated and recommends a vote FOR the election of the two nominees set forth below, which have agreed to serve as a Director if elected. Each nominee currently serves as Director of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable. At the Annual Meeting, two Directors are to be elected as members of Class I to serve until the annual meeting in 2001 and until their successors are elected and qualified or until their earlier removal or resignation.

  Subject to rights of holders of any series of preferred stock to fill newly created directorships or vacancies, any newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, disqualification or removal for cause shall be filled by a vote of a majority of the total number of Directors then in office.

  John W. Maki has been a Director of the Company since November 1996 and serves on the Audit Committee. Michael A. D'Amato was appointed to the Board on September 29, 1997 to fill a vacancy on the Board resulting from an increase in the authorized number of Directors pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") and Restated By-Laws (the "By-Laws") and currently serves on the Audit Committee.

  Information regarding the nominees for Director of the Company is set forth below:

             NAME            AGE                     POSITION
             ----            ---                     --------
   John W. Maki (2)........   37 Director
   Michael A. D'Amato (2)..   44 Director

   Information regarding Directors of the Company not subject to reelection at the Annual Meeting is set forth below:

             NAME            AGE                     POSITION
             ----            ---                     --------
   Stephen G. Pagliuca (1).   43 Chairman of the Board
   Kevin J. Ryan (1).......   57 President, Chief Executive Officer and Director
   Edward J. Kelley........   50 Vice President, Finance, Chief Financial Officer
                                  and Director
   Adam W. Kirsch..........   36 Executive Vice President and Director
   Sol Levine (1)..........   69 Director
   John J. O'Malley........   50 Director

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

  There are no family relationships between or among any Directors or executive officers of the Company.

DIRECTOR NOMINEES (CLASS I DIRECTORS)

  John W. Maki has been a Director of the Company since November 1996. Mr. Maki is currently a Managing Director of Technology Directors II, LLC. Mr. Maki was a Principal at Bain Capital, Inc. ("Bain Capital") from 1995 to July 1997 and was an associate at Bain Capital from 1993 to 1995 and at Bain Venture Capital from 1988 to 1993. Prior to joining Bain Venture Capital, Mr. Maki was a consultant at Bain & Company, an international management consulting firm, where he specialized in healthcare and consumer product companies. He also serves on the board of Medical Specialties Group, Inc. and Biosource Technologies, Inc.

  Michael A. D'Amato has been a Director of the Company since September 1997. Mr. D'Amato has served as the Chief Financial Officer of The Advisory Board Company, a private information industry company, since 1996 and as Special Adviser to the Chairman since 1995. Prior to joining The Advisory Board Company, Mr. D'Amato was a Partner of Bain & Company from 1982 through 1995. Mr. D'Amato joined Bain & Company in 1977.

CLASS II DIRECTORS (TERM EXPIRING AT THE 1999 ANNUAL MEETING)

  Adam W. Kirsch has been a Director of the Company since its incorporation. Mr. Kirsch has also held the office of Executive Vice President of the Company since its incorporation. Mr. Kirsch has been a Managing Director of Bain Capital since May 1993 and a general partner of Bain Venture Capital since 1990. Mr. Kirsch joined Bain Venture Capital in 1985 as an associate, and prior to joining Bain Venture Capital, Mr. Kirsch was a consultant at Bain & Company, where he worked in mergers and acquisitions. He serves on the board of several companies including Therma-Wave, Inc., Brookstone, Inc., Dade International Inc. and several other private companies.

  Edward J. Kelley has served as Vice President, Finance, Chief Financial Officer and a Director of the Company since June 1995. Prior to joining the Company, Mr. Kelley served as the President, Asia Pacific and Latin America of Barnes-Hind and its Chief Financial Officer. Prior to joining Barnes-Hind, Mr. Kelley held positions of increasing responsibility with Simon & Schuster, Revlon Health Care and Peat Marwick Mitchell & Company.

  Sol Levine has been a Director of the Company since September 1997. Mr. Levine is currently the President of Mardan Corporation. Mr. Levine served as President of Revlon, Inc. prior to his retirement in December 1991. Mr. Levine also serves on the board of Biosource Technologies, Inc. and several other private companies.

CLASS III DIRECTORS (TERM EXPIRING AT THE 2000 ANNUAL MEETING)

  Stephen G. Pagliuca has been Chairman of the Board of the Company since its incorporation. Mr. Pagliuca has been a Managing Director of Bain Capital since May 1993 and a general partner of Bain Venture Capital since 1989, where he founded Information Partners. Prior to joining Bain Venture Capital, Mr. Pagliuca was a partner at Bain & Company, where he provided strategic and operational advice for clients in the healthcare and information industries. He also worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca serves as Chairman of the Board of Dade International Inc. and Physio-Control International Corporation. He also serves as a director of several other companies including Coram Healthcare Corporation, Gartner Group, Inc., Medical Specialties Group, Inc. and Physician Quality Care.

  Kevin J. Ryan has served as President, Chief Executive Officer and a Director of the Company since June 1995. From 1991 to 1995, Mr. Ryan was President of BioSource Genetics Corporation. From 1987 to 1990, Mr. Ryan served as President of the Barnes-Hind contact lens business; from 1983 to 1987, as President of Revlon VisionCare (a division of Revlon, Inc.); and from 1978 to 1983, as President of Barnes-Hind (then a part of Revlon VisionCare).

  John J. O'Malley has been a Director of the Company since November 1996. Mr. O'Malley has been an Executive Vice President of Bain Capital since 1993. From 1991 to 1993, Mr. O'Malley was President and Chief Executive Officer of Robertson Ceco, an international construction products and engineering company. From 1986 to 1991, he was Executive Vice President of HMK Group Inc., a diversified manufacturing and services company. Mr. O'Malley is also a director of Physio-Control International Corporation, GS Industries, Inc. and Medical Specialties Group, Inc.

COMPENSATION OF DIRECTORS

  Directors who are employees of the Company or are affiliated with its significant stockholders do not receive a salary or an annual retainer for their services. The Company pays non-employee Directors not otherwise affiliated with the Company or its significant stockholders an annual cash retainer of $10,000. In addition, the Company reimburses all Directors for reasonable expenses incurred in attending Board meetings. Pursuant to the Company's 1997 Non-Employee Director Stock Option Plan (the "Director Option Plan"), non-employee Directors are granted options to purchase 10,000 shares of Common Stock upon their initial election or appointment to the Board (or upon the adoption of the Director Option Plan for those Directors in office on the date of such adoption) and will be entitled to options to purchase an additional 2,000 shares of Common Stock on an annual basis on each anniversary of such Director's election to the Board (which will be granted on the date of the Company's next annual meeting of stockholders following such anniversary). See "Non-Employee Director Stock Option Plan." Messrs. Pagliuca, Kirsch, Maki and O'Malley will be granted annual options on the date of the Annual Meeting. The Directors do not receive any additional compensation for committee participation.

COMMITTEES AND DIRECTORS' MEETINGS

  The Board has two standing committees: the Audit Committee and the Compensation Committee.

  The Compensation Committee is authorized to provide a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee reviews the Chief Executive Officer's recommendations on (i) compensation of all officers of the Company and (ii) adopting and changing major Company compensation policies and practices, and reports its recommendations to the whole Board for approval and authorization. The Compensation Committee administers the Company's stock plans (subject to approval by the full Board of any awards made thereunder) and is currently comprised of Messrs. Pagliuca, Levine and Ryan. The Compensation Committee did not meet in 1997.

  The Audit Committee is authorized to make recommendations to the Board regarding the independent auditors to be nominated for election by the stockholders and to review the independence of such auditors, approve the scope of the annual audit activities of the independent auditors, approve the audit fee payable to the independent auditors and review such audit results. Price Waterhouse LLP presently serves as the independent accountants of the Company. The Audit Committee is currently comprised of Messrs. D'Amato and Maki. The Audit Committee did not meet in 1997.

  The Board held three meetings and took action by written consent an additional eleven times during 1997. All of the Directors attended 75% or more of the total number of meetings of the Board.

  The Company does not have a nominating committee. The entire Board currently is responsible for filling vacancies on the Board as they occur and recommending candidates for election as Directors at the annual meetings of stockholders. The Board will consider individuals recommended for nominations by stockholders of the Company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the entire Board for its consideration. The recommendation must be accompanied by the consent of the individual nominated to be elected and to serve.

  In addition, the By-Laws require that advance notice of nominations for the election of Directors to be made by a stockholder (as distinguished from a stockholder's recommendation to the Board) be given to the Secretary of the Company (i) in the case of an annual meeting, no later than 60 days and no more than 90 days before first anniversary of the previous year's annual meeting, provided, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder must be received no later than the close of business on the tenth
(10th) day following the earlier of the date on which notice of the meeting date was mailed or public announcement of the meeting was made, and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the meeting was made. Such stockholder's notice must include (i) as to each person whom the stockholder proposes to nominate for election as a Director at such meeting all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation

14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the Company's books, of such stockholder and (B) the class and number of shares of the Company which are beneficially owned by such stockholder and also which are owned of record by such stockholder, and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of the Company which are beneficially owned by such person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to the Company's initial public offering in February 1997 ("IPO"), the Company did not have a Compensation Committee. Instead compensation decisions regarding the Company's executive officers were made by the Board. The Compensation Committee was established in connection with the IPO and is currently comprised of Messrs. Pagliuca, Levine and Ryan. Mr. Pagliuca is a Managing Director of Bain Capital, which is a party to the Advisory Agreement with the Company. Mr. Ryan is the President and Chief Executive Officer of the Company. The compensation for employees who are also Directors of the Company (Messrs. Ryan and Kelley) for the years ended 1996 and 1997 were pursuant to the terms of their respective employment agreements with the Company. See "Certain Relationships and Related Transactions" and "Compensation Committee Report on Executive Compensation."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Advisory Agreement

  In June 1995, the Company entered into an Advisory Agreement with Bain Capital, which was amended and restated in October 1996 (the "Advisory Agreement"), pursuant to which Bain Capital agreed to provide management consulting, advisory services and support, negotiation and analysis of financial alternatives, acquisitions and dispositions and other services agreed upon by the Company and Bain Capital. In exchange for such services, Bain Capital receives: (i) a quarterly management fee of not more than $500,000, plus reasonable out-of-pocket expenses, and (ii) a transaction fee in connection with the consummation of each acquisition, divestiture or financing by the Company or its subsidiaries in an amount equal to 1.0% of the aggregate value of such transaction. For the year ended December 31, 1997, the Company paid Bain Capital fees of $2,100,000 under the Advisory Agreement. The Advisory Agreement has an initial term ending on January 31, 2004, subject to automatic one-year extensions unless the Company or Bain Capital provides written notice of its desire not to extend such term.

 Registration Agreement

  The Company, certain investment funds controlled by Bain Capital (the "Bain Capital Funds") and their related investors and BT Investment Partners, Inc. are parties to a registration agreement (the "Registration Agreement"). Under the Registration Agreement, the holders of a majority of the registrable securities owned by the Bain Capital Funds and their related investors have the right at any time, subject to certain conditions, to require the Company to register any or all of their shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act") on Form S-1 (a "Long-Form Registration") or on Form S-2 or Form S-3 (a "Short-Form Registration") each on an unlimited number of occasions at the Company's expense. The Company is not required, however, to effect any such Long-Form Registration or Short-Form Registration within six months after the effective date of a prior demand registration and may postpone the filing of such registration for up to six months if the holders of a majority of the registerable securities agree that such a registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in an acquisition, merger or similar transaction. In addition, all holders of registerable securities are entitled to request the inclusion of any shares of Common Stock subject to the Registration Agreement in any registration statement at the Company's expense whenever the Company proposes to register any of its securities under the Securities Act, subject to certain conditions. In connection with all such registrations, the Company has agreed to indemnify all holders of registerable securities against certain liabilities, including liabilities under the Securities Act. The holders of an aggregate of 5,250,481 shares of Common Stock have certain demand registration rights pursuant to the Registration Agreement.

 Indebtedness of Management

  On May 7, 1997, the Company loaned Mr. Ryan $1.2 million pursuant to the terms of an unsecured promissory note bearing interest at an annual rate of 8%, payable quarterly. The note is due on the earlier of (i) May 9, 2002, or
(ii) the date Mr. Ryan ceases to be employed by the Company.

 Indemnification Agreements

  The Company has entered into agreements to provide indemnification for its Directors and executive officers in addition to the indemnification provided for in the Company's Restated Certificate and By-laws.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers, Directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("Commission"). Officers, Directors and greater than ten percent beneficial owners also are required by rules promulgated by the Commission to furnish the Company with copies of all
Section 16(a) forms they file.

  Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that during the period from February 12, 1997 (the date the Common Stock became registered under the Exchange Act) through December 31, 1997, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with except that certain general partners of the Bain Capital Funds (as defined herein), which may be deemed to be beneficial owners of the Common Stock held by such funds, filed a Form 3 and Form 4 with respect to themselves on December 15, 1997 to report all holdings of and transactions regarding Common Stock held by such funds. Such funds had previously reported such holdings and transactions on Form 3s and Form 4s in compliance with all
Section 16(a) filing requirements.

    PROPOSAL NO. 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board has appointed Price Waterhouse LLP as the independent accountants of the Company and its subsidiaries to audit the books and accounts for the Company and its subsidiaries for the year ending December 31, 1998. The Board recommends a vote FOR the ratification of such appointment. Price Waterhouse LLP audited the financial statements of the Company and its subsidiaries for the year ended December 31, 1997. It is expected that representatives of Price Waterhouse LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  Except as otherwise noted, the following table sets forth certain information as of March 1, 1998 as to the security ownership of equity securities of the Company by (i) each of the executive officers named in the Summary Compensation Table, (ii) each of the Directors and Director nominees of the Company, (iii) all Directors and executive officers as a group and (iv) each person or entity known to the Company to be the beneficial owner of five percent or more of the voting securities of the Company. All information with respect to beneficial ownership has been furnished by the respective Director, Director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to the number of shares set forth opposite his or its name.

Beneficial ownership of the Common Stock listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                       SHARES OF COMMON STOCK
                                                       ------------------------
                                                         NUMBER       PERCENT
          NAME                                          OF SHARES     OF CLASS
          ----                                         ------------- ----------
DIRECTORS AND EXECUTIVE OFFICERS:
Stephen G. Pagliuca(1)(2).............................     5,297,428      29.8%
Kevin J. Ryan(3)(4)...................................       931,786       5.0%
Edward J. Kelley(5)...................................       253,844       1.4%
Lawrence L. Chapoy(6).................................        72,749         *
Daniel M. Roussel(7)..................................       145,601         *
Thomas F. Steiner(8)..................................       106,793         *
Michael A. D'Amato(1).................................        13,000         *
Adam W. Kirsch(1)(2)..................................     5,297,428      29.8%
Sol Levine(1).........................................        25,000         *
John W. Maki(1)(2)....................................       737,963       4.2%
John J. O'Malley(1)(2)................................       737,963       4.2%
All Directors and Executive Officers (16) as a group
 (9)..................................................     7,242,014      37.4%
5% STOCKHOLDERS:
Bain Capital Funds (10)...............................     5,317,428      29.9%
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, Massachusetts 02116
Putnam Investments, Inc.(11)..........................     1,594,200       9.0%
 One Post Office Square
 Boston, Massachusetts 02109

--------
*Represents less than one percent.
 (1) Includes currently exercisable options to purchase 10,000 shares of Common Stock issued to such person pursuant to the Director Option Plan.
 (2) Messrs. Pagliuca, Kirsch, Maki and O'Malley are each Directors of the Company. Messrs. Pagliuca and Kirsch are each Managing Directors of Bain Capital Investors, Inc. ("BCII") and limited partners of Bain Capital Partners IV, L.P., the sole general partner of Bain Capital Fund IV, L.P. ("Fund IV") and Bain Capital Fund IV-B, L.P. ("Fund IV-B"). BCII is the sole general partner of Bain Capital Partners IV, L.P. Accordingly, Messrs. Pagliuca and Kirsch may be deemed to beneficially own shares owned by Fund IV and Fund IV-B. Messrs. Pagliuca, Kirsch, Maki and O'Malley are each general partners of BCIP Associates ("BCIP") and BCIP Trust Associates, L.P. ("BCIP Trust" and collectively with Fund IV, Fund IV-B and BCIP, the "Bain Capital Funds") and, accordingly, may be deemed to beneficially own shares owned by such funds. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address for Messrs. Pagliuca, Kirsch and O'Malley is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116. Mr. Maki is no longer employed by Bain Capital.
 (3) The address of such person is c/o the Company, 333 East Howard Avenue, Des Plaines, Illinois 60018-5903.
 (4) Includes 923,792 shares of Common Stock that can be acquired through currently exercisable options.
 (5) Includes 171,608 shares of Common Stock that can be acquired through currently exercisable options. Certain of Mr. Kelley's shares are held by an individual retirement account for his sole benefit.
 (6) Includes 59,302 shares of Common Stock that can be acquired through currently exercisable options.
 (7) Includes 123,037 shares of Common Stock that can be acquired through currently exercisable options.
 (8) Includes 89,661 shares of Common Stock that can be acquired through currently exercisable options.

 (9) Includes an aggregate of 1,664,504 shares of Common Stock that can be acquired through currently exercisable options held by the Directors and executive officers of the Company. Excluding the shares owned by the Bain Capital Funds that are attributed to Messrs. Pagliuca, Kirsch, Maki and O'Malley, the Directors and executive officers of the Company as a group would own 1,869,658 shares of Common Stock, representing approximately 9.6% of the outstanding Common Stock.
(10) Includes: (i) 2,126,215 shares of Common Stock held by Fund IV; 2,433,251 shares of Common Stock held by Fund IV-B; 340,285 shares of Common Stock held by BCIP; and 387,677 shares of Common Stock held by BCIP Trust, and
     (ii) currently exercisable options to purchase an aggregate of 30,000 shares granted to Messrs. Pagliuca, Kirsch and O'Malley pursuant to the Director Option Plan.
(11) Putnam Investments, Inc. on behalf of itself and Marsh & McLennan Companies, Inc., Putnam Investment Management, Inc. and The Putnam Advisory, Company, Inc. reported beneficial ownership of an aggregate of 1,594,200 shares of Common Stock on a Schedule 13G filed with the Commission on January 16, 1998.

                      COMPENSATION OF EXECUTIVE OFFICERS

GENERAL

  Executive officers of the Company are elected by and serve at the discretion of the Board. The following table sets forth information concerning the compensation paid or accrued for the years ended December 31, 1997, 1996 and 1995 for the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company as of the end of the last fiscal year (the "Named Executives"). The amounts shown include the combined compensation for services in all capacities that were provided to the Wesley Jessen division of Schering-Plough Corporation ("Schering-Plough") prior to its acquisition by Bain Capital and management (the "Wesley Jessen Acquisition") from January 1, 1995 through June 28, 1995, and to the Company from June 29, 1995 through December 31, 1995.

                          SUMMARY COMPENSATION TABLE

                                                              LONG TERM
                                                             COMPENSATION
                                 ANNUAL COMPENSATION            AWARDS
                         ----------------------------------- ------------
                                                OTHER ANNUAL  SECURITIES
NAME AND                                        COMPENSATION  UNDERLYING   ALL OTHER
PRINCIPAL POSITION       YEAR  SALARY  BONUS(A)     (B)        OPTIONS    COMPENSATION
------------------       ---- -------- -------- ------------ ------------ ------------
Kevin J. Ryan(c) ....... 1997 $250,008 $477,125    $ --          32,000      $2,275(e)
 President and Chief     1996  250,008  590,000      --         126,398       1,800(e)
 Executive Officer       1995  127,885  125,000      --       1,018,202         720(e)
Edward J. Kelley(d)..... 1997 $175,000 $338,713    $ --          25,000      $  717(e)
 Chief Financial Officer 1996  175,000  417,500      --          35,800         688(e)
 and Vice President,
  Finance                1995   83,574   87,500      --         234,969         145(e)
Lawrence L. Chapoy...... 1997 $146,100 $176,888    $ --           5,000      $1,143(e)
 Vice President,
  Research               1996  146,100  216,228      --           5,592         841(e)
 & Development           1995  143,100   10,000      --          67,137       5,870(f)
Daniel M. Roussel....... 1997 $120,622 $144,432    $ --           5,000      $  --
 Vice President, Europe  1996  133,843  184,703      --          15,621         --
                         1995  127,339   20,000      --         134,271         --
Thomas F. Steiner....... 1997 $140,000 $169,502    $ --           5,000      $  746(e)
 Vice President,
  Marketing              1996  120,000  177,600      --          16,103         668(e)
                         1995  120,000   18,000      --         100,698       9,404(g)

--------
(a) Reflects bonuses received by such Named Executives under the Company's Management Bonus Plan as a result of the Company meeting certain performance targets in such fiscal year. Bonuses for 1997 also include payments made under the Company's profit sharing plan in the following amounts: Mr. Ryan--$15,750; Mr. Kelley--$15,750; Mr. Chapoy--$14,610; and
    Mr. Steiner--$14,000. In 1996, such payments were as follows: Mr. Ryan--$15,000; Mr. Kelley--$15,000; Mr. Chapoy-- $14,610; and Mr. Steiner--$12,000. Mr. Roussel is not eligible to participate in such plan.
(b) None of the perquisites and other benefits paid to each Named Executive in 1997, 1996 or 1995 exceeded 10% of the total annual salary and bonus received by such Named Executive during that year.

(c) Mr. Ryan commenced employment with the Company in June 1995.

(d) Mr. Kelley commenced employment with the Company in June 1995.
(e) Reflects premium payments made by the Company on behalf of such Named Executives for life and long-term disability insurance as follows:

                                                                      LONG-TERM
                                                              LIFE    DISABILITY
      NAME                                             YEAR INSURANCE INSURANCE
      ----                                             ---- --------- ----------
      Kevin J. Ryan................................... 1997  $1,800      $475
                                                       1996   1,800       --
                                                       1995     720       --
      Edward J. Kelley................................ 1997  $  435      $282
                                                       1996     435       253
                                                       1995     145       --
      Lawrence L. Chapoy.............................. 1997  $  865      $278
                                                       1996     554       282
      Thomas F. Steiner............................... 1997  $  518      $228
                                                       1996     403       265

(f) Includes $5,329 paid by Schering-Plough under its Profit Sharing Plan prior to the Wesley Jessen Acquisition and $541 as a result of premium payments made by the Company on behalf of Mr. Chapoy for life insurance.
(g) Includes $9,003 paid by Schering-Plough under its Profit Sharing Plan prior to the Wesley Jessen Acquisition and $401 as a result of premium payments made by the Company on behalf of Mr. Steiner for life insurance.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information regarding stock options granted by the Company to the Named Executives during the Company's last fiscal year:

                                                                                             POTENTIAL
                                                                                        REALIZABLE VALUE AT
                                                                                          ASSUMED ANNUAL
                           NUMBER OF                                                      RATES OF STOCK
                           SECURITIES   % OF TOTAL                                      PRICE APPRECIATION
                           UNDERLYING     OPTIONS   EXERCISE OR MARKET PRICE            FOR OPTION TERM(D)
                            OPTIONS     GRANTED IN  BASE PRICE    ON DATE    EXPIRATION -------------------
NAME                     GRANTED (#)(A) FISCAL YEAR  ($/SHARE)  OF GRANT(B)   DATE(C)    5% ($)    10% ($)
----                     -------------- ----------- ----------- ------------ ----------  ------   ---------
Kevin J. Ryan...........     32,000        12.0%      $16.75       $16.75      5/6/07   $ 337,088 $ 854,246
Edward J. Kelley........     25,000         9.4        16.75        16.75      5/6/07     263,350   667,380
Lawrence L. Chapoy......      5,000         1.9        16.75        16.75      5/6/07      52,670   133,476
Daniel M. Roussel.......      5,000         1.9        16.75        16.75      5/6/07      52,670   133,476
Thomas F. Steiner.......      5,000         1.9        16.75        16.75      5/6/07      52,670   133,476

--------
(a) Options vest in four equal annual installments beginning on the first anniversary of the date of grant, which is May 6, 1998.
(b) Market price was determined based on the last reported sale price of the Common Stock as reported by the Nasdaq National Market.
(c) Options will expire the earlier of 30 days after the date of termination or May 6, 2007.

(d) Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the Commission. Actual gains, if any, on stock option exercises depend on future performance of the Company's stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the price of the Common Stock would be approximately $27.28 per share. At an annual rate of appreciation of 10% per year for the option term, the price of the Common Stock would be approximately $43.45 per share.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table sets forth information for the Named Executives concerning stock option exercises during the Company's last fiscal year and options outstanding at the end of the last fiscal year:

                                                        NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                       UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                        OPTIONS AT FY-END (#)   OPTIONS AT FY-END ($)(A)
                         SHARES ACQUIRED    VALUE     ------------------------- -------------------------
NAME                     ON EXERCISE (#) REALIZED ($) UNEXERCISABLE/EXERCISABLE UNEXERCISABLE/EXERCISABLE
----                     --------------- ------------ ------------------------- -------------------------
Kevin J. Ryan...........     25,000       $  557,482       227,808/923,792        $8,342,638/34,004,537
Edward J. Kelley........     60,000        1,653,759        64,162/171,608         2,082,393/6,182,354
Lawrence J. Chapoy......        --               --         18,428/59,302            634,539/2,193,226
Daniel M. Roussel.......        --               --         31,853/123,037         1,157,711/4,927,221
Thomas F. Steiner.......      7,000          228,578        25,139/89,661            896,067/3,261,815

--------
(a) Assumes a fair market value of the Common Stock at December 31, 1997 equal to $39.00 per share.

EMPLOYMENT AGREEMENTS

  On June 28, 1995, the Company and Kevin J. Ryan entered into an employment agreement (the "Employment Agreement"), pursuant to which Mr. Ryan agreed to serve as President and Chief Executive Officer of the Company for a period that will end with Mr. Ryan's resignation, death or disability, or upon termination by the Company, with or without cause. Under the Employment Agreement, Mr. Ryan will receive (i) an annual base salary equal to at least $250,000; (ii) an annual bonus based on the Company's achievement of certain targeted operating results; and (iii) certain fringe benefits. If Mr. Ryan's employment is terminated by the Company without cause (as defined therein), he will be entitled to receive his base salary and fringe benefits for 12 months following such termination in addition to his bonus for the year in which his employment was terminated, pro rated based on the number of days elapsed in the year, if he would have otherwise been entitled to receive such bonus had he not been terminated. Mr. Ryan has agreed not to compete with the Company for a period of one year following his termination of employment with the Company and not to disclose any confidential information at any time without the prior written consent of the Company.

  On June 28, 1995, Edward J. Kelley entered into an employment agreement with the Company containing substantially similar terms as those described above. Under such agreement, Mr. Kelley has agreed to serve as the Chief Financial Officer of the Company for (i) an annual base salary equal to at least $175,000; (ii) an annual bonus based on the Company's achievement of certain targeted operating results; and (iii) certain fringe benefits.

MANAGEMENT BONUS PLAN

  In May 1997, the Board adopted the Wesley Jessen Corporation Professional Incentive Plan for calendar year 1997 (the "Bonus Plan"). Under the Bonus Plan, participants are eligible to earn an annual bonus upon the achievement by the Company of a specified level of earnings per share. The annual bonus is equal to a specified percentage of a participant's annual salary (the "Target Percentage"), subject to increase based on achievement beyond targeted levels. Bonuses under the Bonus Plan are not subject to any cap. Approximately 137 employees participated in the Bonus Plan for 1997, including each of the Named Executives.

1997 STOCK INCENTIVE PLAN

  In connection with the IPO, the Board and stockholders of the Company approved the Wesley Jessen VisionCare, Inc. 1997 Stock Incentive Plan (the "1997 Stock Plan"). The 1997 Stock Plan is currently administered by the Compensation Committee, with all awards made thereunder being approved by the full Board. Certain employees, advisors and consultants of the Company are eligible to participate in the 1997 Stock Plan (a "Participant"). The Board or the Compensation Committee, as the case may be, is authorized under the 1997 Stock Plan to select the Participants and determine the terms and conditions of the awards under the 1997 Stock Plan. The 1997 Stock Plan provides for the issuance of the following types of incentive awards: stock options, stock appreciation rights, restricted stock, performance grants and other types of awards that the Compensation Committee deems consistent with the purposes of the 1997 Stock Plan. An aggregate of 800,000 shares of Common Stock of the Company have been reserved for issuance under the 1997 Stock Plan, subject to certain adjustments reflecting changes in the Company's capitalization. The 1997 Stock Plan provides that Participants will be limited to receiving awards relating to no more than 50,000 shares of Common Stock per year. To date, options to purchase an aggregate of 266,700 shares of Common Stock have been granted under the 1997 Stock Plan.

  Options granted under the 1997 Stock Plan may be either incentive stock options ("ISOs") or such other forms of non-qualified stock options ("NQOs") as the Compensation Committee may determine. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of (i) an ISO granted to an individual who owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Owner") will be at least 110% of the fair market value of a share of common stock on the date of grant and (ii) an ISO granted to an individual other than a 10% Owner and an NQO will be at least 100% of the fair market value of a share of Common Stock on the date of grant.

  Options granted under the 1997 Stock Plan may be subject to time vesting and certain other restrictions at the sole discretion of the Compensation Committee. Subject to certain exceptions, the right to exercise an option generally will terminate at the earlier of (i) the first date on which the initial grantee of such option is not employed by the Company for any reason other than termination without cause, death or permanent disability or (ii) the expiration date of the option. If the holder of an option dies or suffers a permanent disability while still employed by the Company, the right to exercise all unexpired installments of such option shall be accelerated and shall vest as of the latest of the date of such death, the date of such permanent disability and the date of the discovery of such permanent disability, and such option shall be exercisable, subject to certain exceptions, for 180 days after such date. If the holder of an option is terminated without cause, to the extent the option has vested, such option will be exercisable for 30 days after such date.

  All outstanding awards under the 1997 Stock Plan will terminate immediately prior to consummation of a liquidation or dissolution of the Company, unless otherwise provided by the Board. In the event of the sale of all or substantially all of the assets of the Company or the merger of the Company with another corporation, all restrictions on any outstanding awards will terminate and Participants will be entitled to the full benefit of their awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Board.

  The Board generally will have the power and authority to amend the 1997 Stock Plan at any time without approval of the Company's stockholders, subject to applicable federal securities and tax laws limitations (including regulations of the Nasdaq National Market).

EMPLOYEE STOCK DISCOUNT PURCHASE PLAN

  The Wesley Jessen VisionCare, Inc. Employee Stock Discount Purchase Plan, including a substantially identical plan for international employees (the "Employee Stock Purchase Plan") was established to give employees desiring to do so a convenient means of purchasing shares of Common Stock through payroll deductions. The Employee Stock Purchase Plan provides an incentive to participate by permitting purchases at a discounted price. The Company believes that ownership of stock by employees will foster greater employee interest in the success, growth and development of the Company. As of March 1, 1998, an aggregate of 42,016 shares of Common Stock have been issued under the Employee Stock Purchase Plan.

  Subject to certain restrictions, each employee of the Company is eligible to participate in the Employee Stock Purchase Plan if he or she has been employed by the Company for more than six months. Participation is discretionary with each eligible employee. The Company has reserved 500,000 shares of Common Stock for issuance in connection with the Employee Stock Purchase Plan. Each eligible employee is entitled to purchase a maximum of 500 shares per year. Elections to participate and purchases of stock are made on a quarterly basis. Each participating employee contributes to the Employee Stock Purchase Plan by choosing a payroll deduction in any specified amount, with a minimum deduction of $10 per payroll period. A participating employee may increase or decrease the amount of such employee's payroll deduction, including a change to a zero deduction as of the beginning of any calendar quarter. Elected contributions are credited to participants' accounts at the end of each calendar quarter. In addition, employees may make lump sum contributions at the end of the year to enable them to purchase the maximum number of shares available for purchase during the plan year.

  Each participating employee's contributions are used to purchase shares for the employee's share account within 15 days after the last day of each calendar month. The cost per share is 85% of the lower of the closing price of the Company's Common Stock on the Nasdaq National Market on the first or the last day of the calendar month. The number of shares purchased on each employee's behalf and deposited in his/her share account is based on the amount accumulated in such participant's cash account and the purchase price for shares with respect to any month. Shares purchased under the Employee Stock Purchase Plan carry full rights to receive dividends declared from time to time. Under the Employee Stock Purchase Plan, any dividends attributable to shares in the employee's share account are automatically used to purchase additional shares for such employee's share account. Share distributions and share splits are credited to the participating employee's share account as of the record date and effective date, respectively. A participating employee has full ownership of all shares in such employee's share account and may withdraw them for sale or otherwise by written request to the Committee following the close of each calendar quarter. Subject to applicable federal securities and tax laws, the Board has the right to amend or to terminate the Employee Stock Purchase Plan. Amendments to the Employee Stock Purchase Plan will not affect a participating employee's right to the benefit of the contributions made by such employee prior to the date of any such amendment. In the event the Employee Stock Purchase Plan is terminated, the Committee is required to distribute all shares held in each participating employee's share account plus an amount of cash equal to the balance in each participating employee's cash account.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  The 1997 Non-Employee Director Stock Option Plan (the "Director Option Plan") was established to encourage stock ownership by certain Directors of the Company and to provide those individuals with an additional incentive to manage the Company in the shareholders' best interests and to provide a form of compensation that will attract and retain highly qualified individuals as members of the Board. The Director Option Plan provides for the granting of options to non-employee Directors, as defined, covering an aggregate of 250,000 shares of Common Stock of the Company, subject to certain adjustments reflecting changes in the Company's capitalization. To date, options to purchase an aggregate of 60,000 shares of Common Stock have been granted under the Director Option Plan. Options to acquire an additional 8,000 shares of Common Stock will be granted on the date of the Annual Meeting.

  The Committee or the full Board is authorized under the Director Option Plan to make discretionary grants of options and determine the terms and conditions of such options. In addition, the Director Option Plan provides for an initial one-time grant of options to purchase 10,000 shares of Common Stock to each non-employee Director serving as a member of the Board upon the effectiveness of the Director Option Plan or to any new non-employee Director upon being elected to the Board. The Director Option Plan also provides that each non-employee Director shall automatically be entitled to options to purchase 2,000 shares of Common Stock upon each anniversary of such Director's election to the Board (which will be granted at the Company's next annual meeting of stockholders following such anniversary). The Director Option Plan requires that the exercise price for each option granted under the plan must equal 100% of the fair market value of the Company's Common Stock on the date the option is granted. The initial one-time grants are immediately exercisable and the annual grants will vest in three equal installments commencing on the first anniversary of the grant date. Nothing contained in the Director Option Plan or any agreement to be executed pursuant to the Director Option Plan will obligate the Company, its Board or its stockholders to retain an optionee as a Director of the Company.

WESLEY JESSEN RETIREMENT PLAN

  Substantially all full-time United States and Puerto Rico employees of the Company participate in the Wesley Jessen Cash Balance Pension Plan (the "Retirement Plan"), a defined benefit plan intended to qualify under Section 401(a) of the Code. The Retirement Plan became effective on January 1, 1996. The Retirement Plan is a cash balance plan whereby each participant's benefits are determined based on annual pay credits and interest credits made to each participant's account. In general, a participant becomes vested under the Retirement Plan upon completion of five years of service.

  Annual pay credits range from 3.0% to 6.0% of compensation, depending on a participant's length of service with the Company. Compensation refers to pension eligible earnings of a participant under the Retirement Plan (up to $160,000 for 1997, as limited by the Code), including all direct compensation paid to participants plus any pretax deferrals.

  Interest credits are based on a participant's account balance on the first day of each calendar year and the plan's interest credit rate. This interest credit rate is determined for each calendar year and equals the value as of December of the immediately preceding calendar year of the average yield on 1-year Treasury bills.

  No pay or interest credits are granted under the Retirement Plan for periods of employment prior to June 29, 1995. However, service is calculated from date of hire for the purpose of determining the level of pay credit for the plan year, subject to bridging service for participants from certain acquired entities. The normal retirement age under the plan is age 65. Benefits are computed on a straight line basis. The Company contributes actuarially determined amounts to fund benefits under the Retirement Plan within regulatory minimum requirements and maximum tax deductible limits.

  The aggregate estimated annual benefits payable from the Retirement Plan to Messrs. Ryan, Kelley, Chapoy and Steiner upon normal retirement age is $24,226, $51,753, $13,922 and $33,940, respectively. Mr. Roussel is not eligible to participate in the Retirement Plan. Messrs. Ryan, Kelley, Chapoy and Steiner currently have approximately 14 (including 12 years of service with acquired entities), 19 (including 17 years of service with acquired entities), 4 and 14 years of credited service, respectively, under the Retirement Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The following report has been submitted by the Compensation Committee of the
Board:

  The Compensation Committee was established by the Board in February 1997 in connection with the IPO. The Compensation Committee is currently comprised on Messrs. Pagliuca, Levine and Ryan.

  On a going forward basis, the Compensation Committee will be responsible (i) for reviewing the recommendations of the Company's Chief Executive Officer on compensation levels of all other officers of the Company and (ii) adopting and changing compensation policies and practices of the Company and to report its recommendations to the full Board. In addition, the Compensation Committee will be responsible for the administration of the Company's stock plans. In reviewing the Company's compensation programs, the Compensation Committee intends to adhere to a compensation philosophy that (i) attracts and retains qualified executives who will add to the long-term success of the Company,
(ii) relates to the achievement of operational and strategic objectives, and
(iii) is commensurate with each executive's performance, level of responsibility and overall contribution to the success of the Company. In making its recommendations to the full Board concerning adjustments to compensation levels, the Compensation Committee intends to consider the financial condition and operational performance of the Company during the prior year. The Compensation Committee expects the Company's executive compensation program to consist of three principal components: (i) base salary; (ii) annual bonus; and (iii) long-term equity incentives. Although the Compensation Committee did not participate per se in determining the compensation for the Company's executive officers for 1997, the Committee has set forth below a discussion as to how such compensation was determined by the full Board.

  Base Salary. The base salaries for Messrs. Ryan and Kelley in 1997 were established pursuant to their employment agreements with the Company. The terms of their respective employment agreements were determined through arms-length negotiations with representatives of Bain Capital. See "Compensation of Executive Officers--Employment Agreements." The base salary for each of the other executive officers of the Company was determined based on the expected level of responsibility of each and competitive market conditions. Such salaries were initially established by the Chief Executive Officer and subsequently approved by the full Board.

  Annual Bonus. Under their respective employment agreements, Messrs. Ryan and Kelley receive an annual bonus based on the Company's achievement of certain targeted operating results, which are established at the beginning of each year by the full Board. The level of bonus that such executive officer is eligible to earn is also established by the Board at the beginning of each year. Each of the other executive officers of the Company participated in the Bonus Plan, which enables them to earn an annual bonus based upon the Company's achievement of a specified level of earnings per share. The annual bonus was equal to a specified percentage of each participant's annual salary, which was subject to increase based on achievement beyond targeted levels. The Company achieved such levels in 1997 and, as a result, bonus payments were awarded by the Board under the Bonus Plan for 1997.

  Long-Term Equity Incentives. All of the executive officers of the Company participated in the acquisition of the Company from Schering-Plough in 1995. In that capacity, each purchased shares of Common Stock at the same price paid by Bain Capital and was granted options to purchase Common Stock. As a result of such participation, the executive officers of the Company own a significant equity interest in the Company. Therefore, to a large extent, the interests of the Company's executive officers are already aligned with those of its stockholders since the value of management's holdings is tied directly to the market price of the Company's Common Stock.

  Prior to the completion of the IPO, the Company adopted the 1997 Stock Plan. Under the 1997 Stock Plan, the Board or the Compensation Committee, as the case may be, was granted broad authority to award equity-based compensation arrangements to any eligible employee, consultants or advisors of the Company. An aggregate of 800,000 shares of Common Stock were reserved for issuance upon the exercise of awards granted to eligible participants under the 1997 Stock Plan. Since the ultimate value of stock options bear a direct relationship to market price of the Common Stock, the Committee believes that awards under the 1997 Stock Plan are an effective incentive for the Company's management to create value for the Company's stockholders. As of December 31, 1997, the Board has awarded options to purchase an aggregate of 266,700 shares of Common Stock under the 1997 Stock Plan.

  The foregoing report has been approved by all members of the Compensation Committee.

                                          Sol Levine, Chairman
                                          Stephen G. Pagliuca
                                          Kevin J. Ryan

                               PERFORMANCE GRAPH

  The following graph compares the Company's cumulative total stockholder return since the Common Stock became publicly traded on February 12, 1997 with the Nasdaq Composite Index and the Standard & Poor's Midcap 400 Index. At this time, the Company does not believe it can reasonably identify an industry peer group and, therefore, the Company has instead selected the Standard & Poor's Midcap 400 Index, which includes companies with similar market capitalizations to that of the Company. The graph assumes that the value of the investment in the Company's Common Stock at its initial public offering price of $15.00 per share and each index was $100.00 on February 12, 1997.

                   COMPARISON OF THE COMPANY'S COMMON STOCK,
         NASDAQ COMPOSITE INDEX AND STANDARD & POOR'S MIDCAP 400 INDEX

                                     LOGO

                                                       FEBRUARY 12, DECEMBER 31,
                                                           1997         1997
                                                       ------------ ------------
Wesley Jessen VisionCare, Inc. (1)....................     $100         $260
Nasdaq Composite Index                                     $100         $116
Standard & Poor's Midcap 400 Index....................     $100         $125

--------
(1) The closing sale price of the Common Stock on December 31, 1997 was $39.00 per share, as reported by the Nasdaq National Market.

       SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

  Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 1999 annual meeting of stockholders of the Company must be received by the Company on or before the close of business December 21, 1998. Such proposals should be submitted by certified mail, return receipt requested.

  The By-Laws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that such notice must meet certain other requirements. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of the By-Laws from the Secretary of the Company.

  THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO THE RONALD J. ARTALE, VICE PRESIDENT AND CONTROLLER, WESLEY JESSEN VISIONCARE, INC., 333 EAST HOWARD AVENUE, DES PLAINES, ILLINOIS 60018-5903.

                                 OTHER MATTERS

  The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

  The Directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          LOGO
                                          Edward J. Kelley
                                          Secretary

April 20, 1997

  IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         WESLEY JESSEN VISIONCARE, INC.

                                     PROXY


             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Kevin J. Ryan, Edward J. Kelley and Ronald J. Artale, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Wesley Jessen VisionCare, Inc., a Delaware corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Rosemont Suites Hotel, 5500 North River Road, Rosemont, Illinois 60018 on Wednesday, May 20, 1998 at 10:00 a.m. (Central time) or at any adjournment or postponement thereof, as shown on the voting side of this card.



                                                              ------------------
                                                               See Reverse Side
                                                              ------------------

[X]  Please mark your votes as in this example.

     This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class I Directors and FOR Proposal 2.


1.   Election of All Nominees for Class I Directors Listed Hereon.

     Nominees:   John W. Maki
                 Michael A. D'Amato

     FOR    Withheld
     [_]      [_]

     For all nominees listed hereon, except vote withheld from the following nominee(s):

     _____________________________________________________________


2. Ratify the appointment of Price Waterhouse LLP as the independent accountants of the Company for the 1998 fiscal year.

     FOR    AGAINST    ABSTAIN
     [_]      [_]        [_]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.



This proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



_________________________________________


_________________________________________
Signature(s)                   Date